UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 16, 2022

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including Area Code: (405) 234-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 16, 2022, Continental Resources, Inc. (“Continental” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omega Acquisition, Inc., an Oklahoma corporation (“Merger Sub”), 100% of the capital stock of which is owned by Harold G. Hamm. Mr. Hamm currently serves as Chairman of the Board of Directors of the Company (the “Continental Board”), and he, certain of his family members and their affiliated entities (collectively, the “Hamm Family”) own approximately 83% of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”). Pursuant to the Merger Agreement, among other things: (a) Merger Sub will commence a tender offer (the “Offer”) to purchase any and all of the outstanding shares of Company Common Stock, other than (i) shares of Company Common Stock owned by the Hamm Family and (ii) shares underlying unvested equity awards issued pursuant to the Company’s long-term incentive plans (collectively, “Rollover Shares”), for $74.28 per share (the “Offer Price”) in cash; (b) immediately prior to the consummation of the Offer, Mr. Hamm will contribute 100% of the capital stock of Merger Sub to the Company; and (c) as soon as practicable after the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger” and, together with the Offer, the “Transaction”), with the Company continuing as the surviving corporation wholly-owned by the Hamm Family.

At the effective time of the Merger (the “Effective Time”): (a) each share of Company Common Stock (other than the Rollover Shares, shares owned by holders that validly seek appraisal rights under Oklahoma and certain other excluded shares specified in the Merger Agreement) that is outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the Offer Price in cash, without interest and subject to deduction for any required withholding taxes; (b) each share held by a member of the Hamm Family will be converted into a newly issued share of the surviving corporation having identical rights to the previously existing share held by such holder; (c) each share (i) owned by the Company as treasury stock or (ii) owned by any wholly-owned subsidiary of the Company, including shares irrevocably accepted by Merger Sub pursuant to the Offer, will be canceled, and no payment will be made with respect to those shares; and (d) each unvested restricted stock award issued under the Company’s long-term incentive compensation plans that is outstanding immediately prior to the Effective Time will be replaced with a restricted stock unit award covering the same number of shares of the surviving corporation as the number of shares of Company Common Stock covered by such unvested restricted stock award immediately prior to the Effective Time (assuming that a share of the surviving corporation immediately following the Effective Time has the same value as a share of Company Common Stock immediately prior to the Effective Time) that provides the holder of such canceled restricted stock award with the right to receive, for each share of common stock of the surviving corporation, upon vesting of such restricted stock unit, and at the surviving corporation’s sole discretion, a share of the surviving corporation, cash in a substantially equivalent amount, or any combination of the two, in each case, together with any unpaid dividends accrued on such restricted stock award.

The Continental Board, acting on the unanimous recommendation of a special committee (the “Special Committee”) consisting of independent and disinterested directors of the Company that was formed to negotiate and evaluate a potential transaction with Mr. Hamm, has: (a) determined that the Merger Agreement and the Transaction are fair to and in the best interests of the Company’s shareholders (other than any holder of Rollover Shares or an affiliate thereof or of the Company, such unaffiliated shareholders the “Public Shareholders”); (b) approved, adopted and declared advisable the Merger Agreement and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transaction; (c) resolved that the Merger Agreement and the Transaction shall be governed by Section 1081.H of the General Corporation Act of the State of Oklahoma; and (d) resolved to recommend that the Public Shareholders tender their shares into the Offer. Mr. Hamm and Shelly G. Lambertz recused themselves from the Continental Board approval due to their status as Founder Family Rollover Shareholders (as defined below).

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to: (a) the conduct of business during the interim period between the execution of the Merger Agreement and the Effective Time (including restrictions on certain actions, such as amendments to organizational documents, payment of dividends or redemptions, share issuances, distributions, incurrence of certain capital expenditures and indebtedness, acquisitions and dispositions, among others); and (b) the obligation to use reasonable best efforts to take all actions and cause to be done all things necessary, proper or advisable to consummate the Transaction. The Merger Agreement also contains certain customary restrictions on the Company and its representatives from soliciting Acquisition Proposals (as defined in the Merger Agreement) prior to the closing of the Transaction.

Consummation of the Offer is subject to certain customary conditions, including, among others, that: (a) the Merger Agreement has not been terminated; (b) neither the Continental Board nor the Special Committee shall have changed its recommendation in favor of the Transaction; (c) there is no law or injunction prohibiting the Transaction; (d) the Company’s representations and warranties are accurate, subject to customary materiality standards; (e) the Average Crude Oil Price (as defined in the Merger Agreement) is not less than $60.24 per barrel; and (f) the Company shall have performed in all material respects its obligations under the Merger Agreement. There is no financing condition to the Transaction. It is anticipated that the Transaction will be financed using a combination of (i) the Company’s cash on hand, (ii) borrowings under the Company’s existing revolving credit facility and (iii) a new term loan facility to be entered into in connection with the closing of the Transaction.

If the Offer is consummated, the only condition to the Merger is the absence of a legal prohibition.

The Merger Agreement provides for certain termination rights for both Merger Sub and the Company, including in the event that: (a) the parties mutually agree to terminate the Merger Agreement; (b) the Offer has not been consummated as of December 31, 2022; (c) there is any injunction, order or applicable law prohibiting or permanently enjoining the Transaction; and (d) the other party breaches its covenants or representations and such breach would result in the failure of a closing condition in favor of the other party, in each case subject to a cure period. Termination by the Company in the case of (a), (b), (c) or (d) will require approval by the Special Committee. In addition, the Company may terminate the Merger Agreement following a change in the Continental Board’s recommendation in favor of the Offer in connection with the receipt of a “Superior Proposal” (as defined in the Merger Agreement), and Merger Sub may terminate the Merger Agreement if the Continental Board changes its recommendation in favor of the Offer.

The Merger Agreement also provides that upon termination of the Merger Agreement, under certain circumstances described therein, the Continental Board will within three business days of such termination, declare and fix a record date for a cash dividend (the “Unaffiliated Shareholder Termination Dividend”) to be paid no later than 30 business days following such declaration date to holders of shares of Company Common Stock in an amount per share equal to the quotient obtained by dividing (i) $250,000,000 by (ii) the number of shares of Company Common Stock (other than Rollover Shares held by the Founder Family Rollover Shareholders) issued and outstanding as of the date of such termination, including if all of the closing conditions under the Merger Agreement have been satisfied and Merger Sub fails to consummate the offer and the closing of the transactions contemplated by the Merger Agreement.

Non-Tender and Support Agreement

On October 16, 2022, the holders of the Founder Family Rollover Shares (collectively, the “Founder Family Rollover Shareholders”), entered into a Non-Tender and Support Agreement (the “Support Agreement”) with Merger Sub and the Company, pursuant to which, among other things, each Founder Family Rollover Shareholder agreed not to tender its shares of Common Stock into the Offer, agreed to the treatment of its shares of Common Stock pursuant to the Merger Agreement and agreed to irrevocably and unconditionally waive its right to receive the Unaffiliated Shareholder Termination Dividend. The Founder Family Rollover Shareholders also agreed not to vote their shares of Common Stock in favor of any alternative transactions involving the Issuer other than the Transaction and take certain other actions to support the Transaction.

Limited Guarantee

On October 16, 2022, Mr. Hamm entered into a limited guarantee in favor of the Company (the “Limited Guarantee”), with respect to certain obligations of Merger Sub under the Merger Agreement, including a guarantee of payment for up to $274 million of Merger Sub’s obligations to consummate the Offer and the Merger, provided the Company may only enforce such guarantee in connection with the consummation of the Transaction.

The foregoing description of the Merger Agreement, the Support Agreement, the Limited Guarantee and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Support Agreement and the Limited Guarantee, copies of which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. The Merger Agreement, the Support Agreement and the Limited Guarantee are incorporated herein by reference to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual or financial information about Merger Sub, the Company, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in each of the Merger Agreement, the Support Agreement and the Limited Guarantee: (a) were made only for purposes of the respective agreement and as of specific dates; (b) were solely for the benefit of the parties to the Merger Agreement, the Support Agreement and the Limited Guarantee, as applicable; (c) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, the Support Agreement and the Limited Guarantee instead of establishing those matters as facts; and (d) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Merger Sub, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, the Support Agreement and the Limited Guarantee, which subsequent information may or may not be fully reflected in public disclosures by Merger Sub or the Company. The Merger Agreement, the Support Agreement and the Limited Guarantee should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the Transaction that will be contained in, or incorporated by reference into, the tender offer statement on Schedule TO and Schedule 13E-3 and the Solicitation/Recommendation Statement on Schedule 14D-9, as well as in the other filings that Merger Sub or the Company make with the U.S. Securities and Exchange Commission (“SEC”).

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of October 16, 2022, by and between Continental Resources, Inc. and Omega Acquisition, Inc.

10.1*	Non-Tender and Support Agreement, dated as of October 16, 2022, by and among Continental Resources, Inc., Omega Acquisition, Inc. and the other parties named therein.

10.2*	Limited Guarantee, dated as of October 16, 2022, by and between Continental Resources, Inc. and Harold G. Hamm

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Merger Sub hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Merger Sub may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements.” All statements included in this communication other than statements of historical fact are forward-looking statements, including, but not limited to, statements regarding the potential transaction between the Company and Merger Sub, the parties’ ability to complete the potential transaction, the expected benefits of the potential transaction, and any other statements regarding the parties’ future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Forward-looking statements are based on current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Such statements are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond Continental’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate or that any transaction will ultimately be consummated. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this communication occur, or should underlying assumptions prove incorrect, Continental’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, Continental undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this communication has not been commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the transaction disclosure materials that will be filed with the SEC when a transaction is commenced. Merger Sub will file a tender offer statement on Schedule TO and Schedule 13E-3 and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer (together with their exhibits and incorporated documents, the “Tender Offer Materials”). THE TENDER OFFER MATERIALS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF COMPANY COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMPANY COMMON STOCK. The Tender Offer Materials will be made available to all holders of Company Common Stock at no expense to them and will be made available for free at the SEC’s website at www.sec.gov. Copies of any documents filed with the SEC by the Company will also be available free of charge on the Company’s website at https://clr.com or by contacting the Company’s Investor Relations Department at (405) 234-9620.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2022	CONTINENTAL RESOURCES, INC.

	By:	/s/ James R. Webb
	Name:	James R. Webb
	Title:	Senior Vice President, General Counsel, Chief Risk Officer & Secretary